Exhibit 99.1

Investor Relations Contact Chambers Street Toll Free 855 450-0288	Media Contact Tim Gallen Tim@Gallen.com or Andrew Neilly Andrew@Gallen.com 925 930-9848

Chambers Street Announces Intent to List on the New York Stock Exchange and Launch Tender Offer for up to $125 Million of its Common Shares

PRINCETON, N.J. – April 29, 2013 – Chambers Street Properties, a self-managed Maryland real estate investment trust (a “REIT”) that has invested approximately $3.2 billion in real estate and has more than 247 million common shares issued and outstanding, announced today its intention to list its common shares on the New York Stock Exchange (the “NYSE”) under the ticker symbol “CSG”. Chambers Street anticipates that its common shares will be listed on the NYSE on or about May 21, 2013, with completion of the listing subject to certain conditions. In addition, Chambers Street announced its intention to commence a modified “Dutch Auction” tender offer to purchase up to $125 million of its common shares. Chambers Street Properties also announced the approval of a quarterly distribution on its common shares for the third quarter ending September 30, 2013.

Listing

The board of trustees of Chambers Street Properties has determined that a listing of the Company’s common shares on the NYSE is in the best interest of the Company and its shareholders. Chambers Street currently owns or has majority interests in 129 properties, primarily industrial and office, located in 22 U.S. states, Germany and the United Kingdom. As of December 31, 2012, the portfolio was 98% leased to 272 tenants and diversified by location, industry, and lease expiration. In 2012, Chambers Street internalized its management structure, with no separate internalization fee paid, creating an integrated operating platform for managing its current portfolio, and that is scalable for the continued growth of the Company.

Chambers Street believes that a listing will enable it to continue to execute its asset management, portfolio growth, and capital strategies designed to maximize shareholder value. Publicly traded real estate companies have enjoyed strong returns in recent years, and companies that own net lease properties, similar to Chambers Street, are trading at attractive valuations. In addition, Chambers Street believes that a listing on the NYSE will provide access to additional potential investors as well as to a broader range of potential sources of capital.

Tender Offer

In conjunction with the listing, Chambers Street intends to commence a modified “Dutch Auction” tender offer (subject to all appropriate filings with the Securities and Exchange Commission) to purchase up to $125 million of its common shares. Under the terms of the proposed tender offer, the Company intends to select the lowest price, within a range of $10.10 per share and $10.60 per share, net to the tendering shareholder in cash, less any applicable withholding taxes and without interest, which would allow Chambers Street to purchase up to the full $125 million of its common shares. The Company expects to allow shareholders to tender all or a portion of their shares, but if the tender offer is oversubscribed, shares will be accepted on a prorated basis. Chambers Street intends to fund the tender offer with funds available under its unsecured revolving credit facility. Chambers Street expects to commence the proposed tender offer on or about May 21, 2013 in conjunction with the listing of its common shares on the NYSE. Wells Fargo Securities, LLC and Citigroup Global Markets Inc. will be the Dealer Managers for the proposed tender offer.

Important Notice

This Press Release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The tender offer will be made only pursuant to an offer to purchase, letter of transmittal and related materials that the Company intends to distribute to its shareholders and file with the Securities and Exchange Commission (the “SEC”). The full details of the tender offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the letter of transmittal and other related materials, which the Company will distribute to shareholders and file with the SEC upon commencement of the tender offer. Shareholders are urged to carefully read the offer to purchase, the letter of transmittal and other related materials when they become available because they will contain important information, including the terms and conditions of the tender offer.

Shareholders may obtain free copies of the offer to purchase, the letter of transmittal and other related materials that the Company files with the SEC at the SEC’s website at http://www.sec.gov or by calling the information agent for the contemplated tender offer, who will be identified in the materials filed with the SEC at the commencement of the tender offer. In addition, shareholders may obtain free copies of the Company’s filings with the SEC from the Company’s website at http://www.chambersstreet.com or by directing a request to Mr. Martin A. Reid, Chambers Street Properties, 47 Hulfish Street, Suite 210, Princeton, NJ 08542 or (609) 683-4900.

Distributions

As a publicly traded company, the board of trustees has determined that the Company will pay a quarterly distribution to its shareholders, reflecting an annual payment of $0.50 per common share, beginning with the third quarter ending September 30, 2013. The Company anticipates that the third quarter distribution of $0.125 per common share will be paid on October 11, 2013 to all shareholders of record on September 26, 2013. Chambers Street believes this dividend level is competitive with dividend payments declared by other publicly traded real estate companies, and provides an appropriate level of retained capital to support the Company’s growth strategies.

About Chambers Street

Chambers Street Properties owns and operates primarily net leased industrial and office properties and has a geographically diverse portfolio in which it owns or has majority interests in 129 properties in more than 40 markets in the United States and internationally. Our management team directs our day-to-day operations and oversees and supervises our employees and outside service providers.

Chambers Street seeks stable dividend income and long-term investment appreciation for our shareholders by acquiring and actively managing high-quality corporate real estate, leased on a long-term basis to creditworthy tenants in the United States and internationally. Focusing on the fundamentals of high-quality commercial real estate ownership, we look to acquire properties that offer opportunities for income and the potential to grow in value.

For more information, please visit: www.ChambersStreet.com

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Forward-Looking Statements

This Press Release may contain various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions, including statements about the timing and likelihood of providing a liquidity event to our shareholders. Statements regarding the following subjects may be impacted by a number of risks and uncertainties such as our business strategy; our ability to obtain future financing arrangements; estimates relating to our future distributions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our products, operations and business; and the use of the proceeds of our dividend reinvestment plan offering and subsequent offerings. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common shares, along with the following factors that could cause actual results to vary from our forward-looking statements such as our ability to complete the listing of our common shares on the NYSE; our ability to complete the tender offer; the price at which our common shares may trade on the NYSE, which may be higher or lower than the purchase price in the tender offer; the price and time at which we may make additional repurchases of common shares following completion of the tender offer; the number of common shares acquired in such repurchases and the terms, timing, costs, and interest rate on any indebtedness incurred to fund such repurchases; national, regional and local economic climates; changes in supply and demand for office and industrial properties; adverse changes in the real estate markets, including increasing vacancy, decreasing rental revenue and increasing insurance costs; availability and credit worthiness of prospective tenants; our ability to maintain rental rates and maximize occupancy; our ability to identify and secure acquisitions; our failure to successfully manage growth or operate acquired properties; our pace of acquisitions and/or dispositions of properties; risks related to development projects (including construction delay, cost overruns or our inability to obtain necessary permits); payment of distributions from sources other than cash flows and operating activities; receiving corporate debt ratings and changes in the general interest rate environment; availability of capital (debt and equity); our ability to refinance existing indebtedness or incur additional indebtedness; failure to comply with our debt covenants; unanticipated increases in financing and other costs, including a rise in interest rates; the actual outcome of the resolution of any conflict; material adverse actions or omissions by any of our joint venture partners; our ability to operate as a self-managed company; availability of and ability to retain our executive officers and other qualified personnel; future terrorist attacks in the United States or abroad; the ability of our operating partnership to continue to qualify as a partnership for U.S. federal income tax purposes; our ability to continue to qualify as a REIT for U.S. federal income tax purposes; foreign currency fluctuations; changes to accounting principles, policies and guidelines applicable to REITs; legislative or regulatory changes adversely affecting REITs and the real estate business; environmental, regulatory and/or safety requirements; and other factors discussed under Item 1A Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2012 and those factors that may be contained in any filing we make with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.